PRESS RELEASE
                                 =============

PATAPSCO BANCORP, INC.
FOR FURTHER INFORMATION CONTACT JOSEPH BOUFFARD, PRESIDENT
410-285-9327

                             PATAPSCO BANCORP, INC.
                     DECLARES CASH DIVIDEND FOR COMMON STOCK

         Baltimore, Md. September 14, 2006- Patapsco Bancorp, Inc. (OTC, Electronic Bulletin Board: PATD), announced that its Board of Directors declared a cash dividend, for shareholders of Patapsco Bancorp, Inc.'s common stock, in the amount of $.0625 per share payable on or about October 27, 2006 to stockholders of record at the close of business on September 29, 2006.

         Joseph J. Bouffard, President of the Company, stated that this represents the thirty seventh consecutive quarterly dividend paid on Patapsco's common stock.

          Patapsco's Board of Directors determined that the payment of the dividend was appropriate in light of the Company's sound financial condition and the results of its operations. It was noted that while the Board of Directors has declared this dividend, the future payment of dividends is dependent upon the Company's financial condition, earnings, equity structure, capital needs, regulatory requirements and economic conditions.

         Patapsco Bancorp, Inc. is the holding company for The Patapsco Bank, which conducts business through its banking offices in Baltimore City and Baltimore County, Maryland.